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                         AMENDMENT NO.2 TO LOAN AGREEMENT

This Amendment No. 2 to Loan Agreement ("Amendment") is made as of November 14, 1997 between DowElanco LLC, a Delaware corporation, f/k/a DowElanco, an Indiana general partnership (the "Lender"), and Mycogen Corporation, a California corporation (the "Borrower") (together, the "parties").

WHEREAS, the parties executed a Loan Agreement as of April 1, 1997, and Amendment No. 1 as of September 29, 1997 (the "Agreement"); and

WHEREAS, the parties wish to amend the Agreement;

NOW THEREFORE, the parties hereto have agreed and do hereby agree to amend the Agreement as follows:

     Section 1.1 The Advance is hereby deleted in its entirety and replaced with the following:

     1.1 The Advance
         From the date of this Amendment No. 2 to April 1, 1998, the Lender agrees to make from time to time advances to the Borrower ("Advances"), in an aggregate amount not exceeding $75,000,000 (seventy-five million U.S. dollars), at any time outstanding ("Commitment"). Lender must receive Borrower's request for an advance by 9:00 a.m. Eastern Standard Time if the advance is to be made that day. Advances repaid prior to April 1, 1998, may be reborrowed. This Agreement involves U.S. dollars only.

     All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first written above.

LENDER:                                  BORROWER:

DowElanco LLC                            Mycogen Corporation


By: /s/ Sean S. Skinner                  By: /s/ James A. Baumker
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Printed: Sean S. Skinner                    Printed: James A. Baumker
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Title: Treasurer                            Title: VP CFO
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Date: 11/14/97                               Date: 11/17/97
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